PRESS RELEASE

Contact:	David J. O’Connor
President & Chief Executive Officer
New England Bancshares, Inc.
(860) 253-5200

NEW ENGLAND BANCSHARES, INC. ANNOUNCES 50% INCREASE IN
CASH DIVIDEND

Enfield, Connecticut – November 10, 2010.  New England Bancshares, Inc. (Nasdaq GM:  NEBS) announced that the Company’s Board of Directors declared a cash dividend for the quarter ended September 30, 2010 of  $0.03  per share, a 50% increase over its previous dividend of $0.02.   President and Chief Executive Officer, David J. O’Connor, commented “We are pleased with our current and previous quarter’s performance and feel our shareholders should share in our confidence of our financial strength and stability.”   The cash dividend will be payable on December 15, 2010 to stockholders of record on November 26, 2010.

New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates New England Bank with fifteen banking centers servicing the communities of Bristol, Cheshire, East Windsor, Ellington, Enfield, Manchester, Plymouth, Southington, Suffield, Wallingford and Windsor Locks.  For more information regarding New England Bank’s products and services, please visit www.nebankct.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by New England Bancshares, Inc. with the Securities and Exchange Commission from time to time.  Subject to applicable laws and regulation, New England Bancshares, Inc. does not undertake – and specifically disclaims any obligation – to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.